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                          [LETTERHEAD OF KPMG PEAT MARWICK]

                                                                     Exhibit 15

                                February 3, 1994


GWC CORPORATION
2000 First State Boulevard
Wilmington, Delaware 19804-0508

Ladies and Gentlemen:

Re: Registration Statement No. 33-51703 on Form S-4 Filed by United Water Resources Inc.

With respect to the subject Registration Statement, we acknowledge our awareness of the incorporation by reference therein of the quarterly reports on Form 10-Q for the quarters ended March 31, 1993, June 30, 1993 and September 30, 1993 which quarterly reports contain our reports dated May 5, 1993, August 9, 1993 and November 5, 1993, respectively, related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.

                                       Very truly yours,

                                       /S/ KPMG PEAT MARWICK

                                       KPMG PEAT MARWICK